EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61615, 333-92228, 333-158877, 333-231071 and 333-263860 on Form S-8 and Registration Statement No. 333-263859 on Form S-3 of our reports dated February 27, 2024, relating to the financial statements of Revvity, Inc., and the effectiveness of Revvity, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 27, 2024